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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: July 21, 2003

Euramax International, Inc.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification No.)
5445 Triangle Pkwy Suite 350, Norcross, Georgia, 30092 (Address of Principal Executive Offices) (Zip Code)
(770) 449-7066 (Registrant's telephone number, including area code)
Not applicable (Former name or former address, if changed since last report)

TABLE OF CONTENTS

SIGNATURE	3
EXHIBIT INDEX	4
EX-99.1 Press Release dated July 21, 2003
EX-99.2 Selected Portions of Information

Item 5. Other Events.

        On July 21, 2003, Euramax International, Inc. (the "Company") issued a press release regarding its proposed offer to sell approximately $200,000,000 aggregate principal amount of its senior subordinated notes due 2011. The Company stated that it intends to use the net proceeds of the offering to repay a portion of their existing debt. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

        Attached as Exhibit 99.2 to the report are selected portions of information that the Company expects to disclose to prospective investors in connection with the offering.

Cautionary Note Regarding Forward-Looking Statements

        Statements made by Euramax which are not historical facts are forward looking statements that involve risks and uncertainties. Statements including the words "anticipate", "expect", "project", "foresee", "believe", and "feel", also indicate forward looking statements that involve risks and uncertainties. Actual results could differ materially from those expressed or implied in forward looking statements. Important factors that could cause financial performance to differ materially from past results and from those expressed or implied in this press release include, without limitation, the risks of doing business in multiple jurisdictions, impact of environmental regulations, dependence on key personnel, risks of business acquisitions, availability of financing, competition, ability to manage growth, loss of customers, the price and availability of raw materials, and a variety of other factors. For further information on these and other risks, see the "Risk Factors" section of the Company's Report on Form 10-K for the year ended December 27, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

99.1	Press Release, dated July 21, 2003.
99.2	Selected portions of information that the Company expects to disclose to prospective investors in connection with the offering.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURAMAX INTERNATIONAL, INC.
By:	/s/ R. SCOTT VANSANT Name: R. Scott Vansant Title: Chief Financial Officer and Secretary

Date: July 21, 2003

EXHIBIT INDEX

Number	Exhibit
99.1	Press Released dated July 21, 2003.
99.2	Selected portions of information that the Company expects to disclose to prospective investors in connection with the offering.

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TABLE OF CONTENTS
  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX